UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934
Date of Report (Date of earliest event reported): December 14, 2010
000-51562
Commission file number
AMERICAN COMMERCIAL LINES INC.
(Exact name of registrant as specified in its charter)

Delaware	75-3177794

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1701 E. Market Street, Jeffersonville, Indiana	47130
(Address of principal executive offices)	(Zip Code)
(812) 288-0100
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
A special meeting of the stockholders of American Commercial Lines Inc. (the “Company”) was held on December 14, 2010 at 11:00 a.m. Eastern Time at American Commercial Lines Inc., 1701 E. Market Street, Jeffersonville, Indiana 47130 (the “Special Meeting”). As of October 29, 2010, the date of record for determining the Company stockholders entitled to vote on the proposals presented at the Special Meeting, there were 12,843,584 shares of Company common stock issued and outstanding and entitled to vote at the Special Meeting. At the Special Meeting, the holders of 11,084,503 shares of the Company’s issued and outstanding common stock were represented in person or by proxy, constituting a quorum. The vote results detailed below represent final results as certified by the Inspector of Elections.
At the Special Meeting, the stockholders of the Company approved the proposal to adopt the Agreement and Plan of Merger, dated as of October 18, 2010, by and among the Company, Finn Holding Corporation and Finn Merger Corporation (the “Merger Agreement”). The adoption of the Merger Agreement required the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock, entitled to vote thereon. The sole proposal voted on by the stockholders of the Company was as follows:
To adopt the Merger Agreement:

FOR	AGAINST	ABSTAIN
10,272,621	769,139	42,743
A copy of the press release issued by the Company on December 14, 2010 announcing the results of the Special Meeting is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release, dated December 14, 2010, issued by American Commercial Lines Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN COMMERCIAL LINES INC. (REGISTRANT)
Date: December 14, 2010	By:	/s/ Dawn R. Landry
Dawn R. Landry
Senior Vice President General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit 99.1	Press Release, dated December 14, 2010, issued by American Commercial Lines Inc.